RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT, made and entered into as of the PayoutDate, by and between M. A. Hanna Company (the "Company") and Name ("Recipient").

                          W I T N E S S E T H

WHEREAS, the Compensation Committee of the Board of Directors of  M.
A. Hanna Company ("Compensation Committee") has authorized the payment of the LTIP Units granted on Award Date ("LTIP Units") to be made in a combination of cash and shares of Common Stock; and

WHEREAS, the Compensation Committee has authorized an additional payment of shares of Common Stock subject to certain restrictions, as an incentive to Recipient to hold the Common Stock issued as partial payment of the LTIP Units.

NOW THEREFORE, in consideration of the premises and the covenants contained herein, the sufficiency of which is hereby acknowledged, the Company and the Recipient agree to amend the Grant of LTIP Units dated Award Date as follows:

1. The Company shall issue to Recipient Common shares of Common Stock in partial payment of the LTIP Units ("Award Stock") and Restricted shares of Common Stock which shall be subject to the following restrictions ("Restricted Stock"):

     (a) During a period ending on the earlier of four (4) years from the date of issuance of the Award Stock and the Restricted Stock or the death of the Recipient (the "Restricted Period"), the Recipient (executor) shall not sell or otherwise dispose of the Restricted Stock;

     (b) The Recipient may sell or otherwise dispose of the Award Stock at any time; provided however, that if the Award Stock is sold or otherwise disposed of during the Restricted Period, all of the Restricted Stock shall be forfeited and canceled upon such sale or disposition;

     (c) The Restricted Stock shall be forfeited and canceled in the event that the Recipient ceases to be an employee of the Company or any subsidiary of the Company, except by reason of permanent disability or retirement under a retirement plan of the Company or a subsidiary; and

     (d) All taxes which the Company is required to collect from the Recipient as a result of the lapse of restrictions on transfer of the Restricted Stock must be paid before the stock certificate evidencing on the Restricted Stock is issued without restrictions and released to the Recipient or before the shares of Restricted Stock are transferred by the Company or its transfer agent.

2. During the Restricted Period the certificate evidencing Restricted Stock shall be held in escrow by the Company.

3. The certificate evidencing the Restricted Stock shall bear a notation or legend to the effect that such shares are subject to the restrictions contained in this Agreement and that they may not be sold or otherwise disposed of and that no transfer thereof will be made by the Company or the transfer agent except in accordance with this Agreement.

4. Other than as restricted herein, the Recipient shall be entitled to all rights as a stockholder in respect of the Award Stock and the Restricted Stock including, but not limited to, all dividends declared and paid on such stock, so long as the Recipient remains a stockholder of record. After the Restricted Period, the Recipient or the Recipient's executor, as the case may be, may sell or otherwise dispose of the Award Stock and the Restricted Stock without restrictions.

5. Recipient (executor) may pay for taxes imposed at the time of the lapse of the restrictions on the Restricted Stock by cash or check. The Company reserves the right to withhold monies otherwise due Recipient and apply such monies to the payment of taxes. If Recipient does not pay the taxes due within 90 days of the lapse of the restriction, the Company may have the certificate evidencing the Restricted Stock canceled and withhold from the Restricted Stock such number of shares equal in value to the taxes required to be paid. The Recipient shall receive a replacement certificate evidencing the remaining shares without any restriction.

IN WITNESS WHEREOF, the parties have executed duplicate originals of this Agreement as of the day and year first above written.

M. A. HANNA COMPANY



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